UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2017, Dynex Capital, Inc. (the “Company”) entered into new employment agreements with its Chief Financial Officer and Chief Operating Officer Stephen J. Benedetti (the “Benedetti Agreement”) and its co-Chief Investment Officer Smriti L. Popenoe (the “Popenoe Agreement” and together with the Benedetti Agreement, the “New Agreements”). The New Agreements are effective as of March 1, 2017. The Benedetti Agreement supersedes in their entirety the severance agreement, dated June 11, 2004, between the Company and Mr. Benedetti and the amendment thereto, dated December 31, 2008. Ms. Popenoe did not have a prior employment agreement with the Company.

As discussed in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 6, 2016, the Compensation Committee of the Company’s Board of Directors (the “Board”) planned to enter into new employment agreements with the Company’s Chief Executive Officer Bryon L. Boston (the “Boston Agreement”), Mr. Benedetti and Ms. Popenoe. The Boston Agreement was entered into on December 8, 2016. The terms of the Benedetti Agreement and the Popenoe Agreement are very similar to the Boston Agreement and described further below.

Each New Agreement provides for an initial two-year term ending March 1, 2019. The term will be automatically extended for an additional year on March 1, 2019, unless either the Company or the executive gives written notice of non-renewal at least 90 days prior to the renewal date.

The New Agreements provide for each executive to receive an annual base salary of at least $435,000, subject to annual increases or decreases by the Board, provided that the annual base salary may only be decreased below $435,000 with the executive’s consent and may not be decreased following a Change in Control. Under the New Agreements, each executive is eligible to receive equity compensation awards to the extent determined by the Board and is eligible to participate in the Company’s Executive Incentive Plan (or any successor plan), with a minimum target incentive opportunity each year of 150% of the executive’s base salary. Each executive is also entitled to participate in the employee and executive benefit plans and programs offered by the Company in which other senior executives of the Company are eligible to participate, including medical, dental, life and disability insurance and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans.  Under the New Agreements, each executive will be provided with a cell phone and personal data assistant for the executive’s use, and the Company will pay for any business-related usage fees for such items. Each executive will also be entitled to reimbursement for the cost of an annual executive medical services program.

Under the New Agreements, each executive may be terminated by the Company with or without “Cause” (as defined in the New Agreements). If the executive resigns for “Good Reason” (as defined in the New Agreements) or the executive’s employment is terminated without Cause not in connection with a Change in Control, the executive will be entitled to receive a lump sum severance payment equal to 1.5 times the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s “Annual Incentive Award” (as defined in the New Agreements) paid for the prior three years. The executive will also be entitled to receive any amounts already earned but not yet paid (the “Accrued Obligations”); continued medical, dental, life and disability insurance coverage for 18 months; prorated incentive awards for the year of termination and other open performance periods (prorated for time through the date of termination and for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) (the “Prorated Incentive Awards”); and full vesting of any unvested equity awards.

The New Agreements contain a “double trigger” provision for severance in a Change in Control context. Under this “double trigger” provision, if the executive resigns for Good Reason or the executive’s employment is terminated without Cause on or within two years after a Change in Control, the executive will be entitled to receive a lump sum severance payment equal to 2.24 times the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s Annual Incentive Award paid for the prior three years. The executive will also be entitled to receive his or her Accrued Obligations; continued medical, dental, life and disability insurance coverage for 27 months; the Prorated Incentive Awards for the year of termination and other open performance periods; and full vesting of any unvested equity awards.

If the executive’s employment terminates due to death, the New Agreements provide for a lump sum payment to the executive’s estate of the Accrued Obligations plus an amount equal to the sum of (i) the executive’s annual base salary at the time of the executive’s death and (ii) the average of the executive’s Annual Incentive Award paid for each of the prior three years. The executive’s estate will also be entitled to the Prorated Incentive Awards for the year of death and other open performance periods and full vesting of the executive’s unvested equity awards. If the executive’s employment terminates due to disability, the executive will be entitled to receive his or her Accrued Obligations, incentive awards for the year of termination and other open performance periods (prorated for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) and full vesting of any unvested equity awards.

The New Agreements provide that if the Company determines not to renew the agreement on March 1, 2019 or does not offer the executive a comparable replacement employment agreement to be effective on March 1, 2020, in each case other than for Cause, the executive will be entitled to receive the same payments discussed above for termination without Cause or resignation for Good Reason, either not in connection with a Change in Control or on or within two years after a Change in Control, as applicable depending on when the non-renewal or termination occurs.

Except for the Accrued Obligations, payment of all of the severance payments discussed above (other than in the event of death) is contingent on the executive signing a release in favor of the Company.

The New Agreements provide for Change in Control severance benefits on a “best net” approach, under which the Change in Control severance benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction.

The New Agreements also provide for a clawback of any incentive compensation by the Company, including both equity and cash compensation, to the extent required by federal or state law or regulation or stock exchange requirement. Under the New Agreements, the executive is also subject to certain restrictive covenants in favor of the Company, including (i) a confidentiality covenant that applies during and following the executive’s employment, (ii) a non-solicitation covenant that applies during and for 12 months following the executive’s employment, and (iii) a non-competition covenant that applies during the executive’s employment and for 90 days following the executive’s employment if the executive does not receive severance benefits and for 6 months following the executive’s employment if he or she receives severance benefits.

The full text of Mr. Boston’s employment agreement is attached as Exhibit 10.32 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of Ms. Popenoe’s employment agreement is attached as Exhibit 10.33 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.32	Employment Agreement, dated as of March 3, 2017, between Dynex Capital, Inc. and Stephen J. Benedetti
10.33	Employment Agreement, dated as of March 3, 2017, between Dynex Capital, Inc. and Smriti L. Popenoe

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	March 8, 2017	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.32	Employment Agreement, dated as of March 3, 2017, between Dynex Capital, Inc. and Stephen J. Benedetti
10.33	Employment Agreement, dated as of March 3, 2017, between Dynex Capital, Inc. and Smriti L. Popenoe